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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-22685, No. 333-77609 and No. 333-32142) and Form
S-8 (No. 333-77611 and No. 333-46000) of Novavax, Inc. of our report dated October 20, 2000 relating to the combined financial statements of Fielding Pharmaceutical Company and MB Packaging, Inc., which appears in the Current Report on Form 8-K/A of Novavax, Inc. dated December 18, 2000.



PricewaterhouseCoopers LLP

McLean, Virginia
December 18, 2000